SCHEDULE (RULE 14a-101) 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
Filed by Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
[    ]   Preliminary Proxy Statement
[    ]   Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))

[ X]     Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               FORWARD FUNDS, INC.

(Name of Registrant as Specified In Its Charter)
                      Julie A. Tedesco, Assistant Secretary
(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required
[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)       Title of each class of securities to which transaction applies:


2)       Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

 5)       Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
,
1)       Amount Previously Paid:

2)       Form, Schedule or Registration Statement No.:
                  Schedule 14A; 811-8419
3)       Filing Party:
                  FORWARD FUNDS, INC.
4)       Date Filed:
July 2, 1999

                              FORWARD FUNDS, INC.
                        433 California Street, Ste. 1010
                        San Francisco, California 94104
                      The Small Capitalization Equity Fund

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  July 27, 1999
To the Shareholders:

Notice is hereby given that a Special Meeting of Shareholders of The Small Capitalization Equity Fund (the "Fund"), a series of Forward Funds, Inc. (the "Company"), that consists of an Investor Class of shares ("Investor Class") and an Institutional Class of shares ("Institutional Class"), to be held at the offices of Webster Investment Management Company, LLC, 433 California Street, Suite 1010, San Francisco, California 94104, on July 27, 1999 at 10:00 a.m., San Francisco time, for the following purposes: PROPOSALS: 1. To approve or disapprove a proposed Distribution Plan for the Investor Class of shares of the Fund. (Investor Class only) 2. To approve or disapprove implementation of a structure for the Company which would permit the Board of Directors to replace or appoint investment sub-advisers for the Fund without the necessity of seeking shareholder approval. (Investor Class and Institutional Class) 3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.


                                       By Order of the Directors of the Company, Julie A. Tedesco
                                       Assistant Secretary
June 30, 1999



                             YOUR VOTE IS IMPORTANT


               PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED
                  PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID
     ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and will avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

          1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

         2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

         3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

         Registration                        Valid Signature

         Corporate Accounts
(1)      ABC Corp.                           John Doe, Treasurer
(2)      ABC Corp.                           John Doe
                                             c/o John Doe, Treasurer
(3)      ABC Corp. Profit Sharing Plan       John Doe, Trustee

         Trust Accounts
(1)      ABC Trust                           Jane B. Doe, Trustee
(2)      Jane B. Doe, Trustee                Jane B. Doe
         u/t/d 12/28/78

          Custodial or Estate Accounts
(1)       John B. Smith, Cust.               John B. Smith
          f/b/o John B. Smith, UGMA
(2)      John B. Smith                       John B. Smith, Executor

                              FORWARD FUNDS, INC.
                        433 California Street, Ste. 1010
                        San Francisco, California 94104
                      The Small Capitalization Equity Fund
                                 PROXY STATEMENT


This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Forward Funds, Inc. (the "Company") to be voted at the Special Meeting of Shareholders of The Small Capitalization Equity Fund (the "Fund"), a series of the Company, that consists of an Investor Class of shares ("Investor Class") and an Institutional Class of shares ("Institutional Class"), to be held at the offices of Webster Investment Management Company, LLC, 433 California Street, Suite 1010, San Francisco, California 94104, on July 27, 1999 at 10:00 a.m., San Francisco time, and at any adjournment or adjournments thereof (the "Meeting"). This Proxy Statement and its enclosures are being mailed to shareholders of the Fund beginning on or about June 30, 1999.


GENERAL

The Fund's shareholders of record on June 11, 1999, the record date for determining shareholders entitled to vote at the Meeting (the "Record Date"), are entitled to one vote for each whole share of common stock (and a proportionate fractional vote for each fractional share) of the Fund held as of that date. The number of shares of the Fund issued and outstanding as of the Record Date was as follows:


     Number of
Fund/Classes                                                 Shares Outstanding
The Small Capitalization Equity Fund
  Investor Class                                               0.000
  Institutional Class                                          4,123,737.745
Total Fund Shares                                              4,123,737.745


Timely, properly executed proxies will be voted as you instruct. If you return your proxy card and no choice is indicated, your shares will be voted in favor of the proposal set forth in the attached Notice of Special Meeting of Shareholders. At any time before it has been voted, the enclosed proxy may be revoked by the signer by (i) a written revocation received by the Assistant Secretary of the Company prior to the exercise of the proxy, (ii) properly executing a later-dated proxy or (iii) attending the Meeting, requesting return of any previously delivered proxy and voting in person.


A copy of the Fund's annual report for the fiscal year ending December 31, 1998, may be obtained without charge by writing to First Data Investor Services Group, Inc., P.O. Box 5184, Westborough, Massachusetts 01581-5184, or by calling toll free 1-800-999-6809.

The costs of solicitation of proxies will be borne by the Fund. Solicitation of proxies by personal interview, mail, telephone and telegraph may be made by officers and Directors of the Company and employees of the Fund's investment adviser, Webster Investment Management Company, LLC ("Webster" or the "Adviser"), or First Data Distributors, Inc. (the "Distributor"), the Fund's principal underwriter. The total estimated cost in connection with the solicitation of shareholders of the Fund is $1,800.

This Proxy Statement solicits votes on proposals affecting the Investor Class and Institutional Class of shares of the Fund as set forth below. Shareholders are requested to vote only on those proposals affecting the respective Class of shares of the Fund of which they are shareholders.


         Proposals:                                              Classes:

1. To approve or disapprove a Distribution Plan for the     Investor Class
   Investor Class of shares

2. To approve or disapprove  the  implementation  of a      Investor  Class and
   structure  for the Company which would permit the        Institutional  Class
   Board of Directors to replace or appoint investment sub-advisers for the Fund without the necessity of seeking shareholder approval

PROPOSAL 1:

TO APPROVE OR DISAPPROVE A PROPOSED DISTRIBUTION PLAN RELATING TO THE INVESTOR CLASS OF SHARES OF THE FUND

At the Special Meeting, it is proposed that the Investor Class shareholders of the Fund approve a Plan of Distribution pursuant to Rule 12b-1 (the "Distribution Plan") under the Investment Company Act of 1940, as amended (the "1940 Act"). Proposal 1 in the Notice of Special Meeting of Shareholders (the "Proposal") relates to the approval or disapproval of the Distribution Plan for the Investor Class of shares. The Directors have approved the Distribution Plan and recommend that shareholders approve the Distribution Plan, primarily because the Distribution Plan will provide the Fund's Investor Class with greater flexibility to provide both distribution and administrative services to shareholders without increasing the contractual expense level of the Fund's Investor Class. As is discussed below in greater detail the Directors propose to reduce the fee level of the existing Shareholder Services Plan by the amount of the Distribution Plan fee.

The Distribution Plan has been approved by the Directors of the Company pursuant to Rule 12b-1 of the 1940 Act, and, if approved by the Investor Class shareholders of the Fund, would supplement the Shareholder Services Plan of the Fund of the Company (the "Shareholder Services Plan") as it relates to the Investor Class. The Distribution Plan is similar to the Shareholder Services Plan in that both plans permit the Company to pay fees as compensation for shareholder services relating to the Fund's Investor Class (which shareholder services are in addition to the general services provided to the Fund as a whole). However, unlike the Shareholder Services Plan, the Distribution Plan also permits the Fund's Investor Class to pay fees as compensation for (i) activities and/or expenses primarily intended to result in the sale of shares of the Fund's Investor Class and (ii) additional personal services to the Fund's Investor Class shareholders, for administrative services and the maintenance of shareholder accounts. Both the Distribution Plan and the Shareholder Services Plan authorize the Fund's Investor Class to pay an annual fee for these services. The Distribution Plan authorizes the Fund on behalf of the Investor Class to pay, on an annual basis, aggregate fees not to exceed 0.25% of the Fund's Investor Class' average daily net assets. The Shareholder Services Plan previously approved authorized the Fund's Investor Class to pay, on an annual basis, up to 0.35% of the Fund's Investor Class' average daily net assets as fees for services rendered and expenses borne under such plan. The maximum amount payable by the Fund's Investor Class under the Shareholder Services Plan, however, will be reduced to 0.10% of the Fund's Investor Class' average daily net assets if the Distribution Plan is adopted.

At a Meeting held on February 25, 1999, the Directors of the Company, including all of the Directors who are not interested persons of the Company (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Distribution Plan or any agreements related to it (the "Independent Directors"), unanimously approved the Distribution Plan.

Current  Shareholder  Services Plan

The Shareholder Services Plan was adopted on February 6, 1998 by the Directors of the Company. Under the Shareholder Services Plan, the Company, on behalf of the Fund, is authorized to pay banks and their affiliates and other institutions, including broker-dealers ("Participating Organizations"), an aggregate fee at an annual rate not to exceed on an annual basis 0.35% of the average daily net asset value of the shares of the Fund attributable to or held in the name of a Participating Organization for its clients as compensation for providing "service activities" pursuant to an agreement with a Participating Organization. The fees may be paid for activities in connection with: (i) the provision of personal and continuing services to investors in the Fund; (ii) receiving, aggregating and processing purchase and redemption orders; (iii) providing and maintaining retirement plan records; (iv) communicating
periodically   with   shareholders   and   answering   questions   and  handling
correspondence from shareholders about accounts; (v) acting as the sole shareholder of record and nominee for shareholders; (vi) maintaining account records and providing beneficial owners with account statements; (vii) processing dividend payments; (viii) issuing shareholder reports and transaction confirmations; (ix) providing sub-accounting services for Fund shares held beneficially; (x) forwarding shareholder communications to beneficial owners;
(xi) receiving, tabulating and transmitting proxies executed by beneficial owners; and (xii) general account administration activities. Overhead and other expenses of a Participating Organization related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

During the Fund's fiscal year ended December 31, 1998, the Fund paid no fees to Participating Organizations under the Shareholder Services Plan.

Proposed  Distribution Plan

The Directors of the Company have determined that it would be appropriate for the Fund's Investor Class to adopt a Distribution Plan. In determining to recommend the Distribution Plan for shareholder approval the Directors considered, among other things, the different possible arrangements for, as well as the costs associated with, providing distribution services, shareholder and administrative services and account maintenance services. The Directors of the Company believe that the Distribution Plan will provide benefits to the Fund's Investor Class by economies of scale through increased assets for the Fund's Investor Class from expanded distribution and marketing channels. The Directors of the Company believe that the Distribution Plan is likely to result in greater sales and/or fewer redemptions of the Fund's Investor Class, and thus higher asset levels in the Fund's Investor Class, although it is impossible to know for certain the level of sales and redemptions of the Fund's Investor Class shares that would occur in the absence of the Distribution Plan or under alternative distribution arrangements. The Directors of the Company believe that higher asset levels could benefit the Fund's Investor Class by reducing Investor Class expense ratios and/or by affording greater investment flexibility to the Investor Class. With respect to the Fund's Investor Class, the Distribution Plan authorizes the Company to pay on an annual basis up to 0.25% of the Investor Class' average daily net assets ("Distribution Plan Fees") as fees for shareholder, administrative and distribution services rendered and expenses borne under the Distribution Plan.

Under the Distribution Plan, the Company would be authorized to pay to the Distributor or other persons or entities (which may but need not be affiliated with the Company or any of its investment advisers or other service providers), Distribution Plan Fees for services rendered and expenses borne in connection with the provision of shareholder services, account maintenance services, administrative services and/or distribution services with respect to Investor Class shares of the Fund.

Under the Distribution Plan, the Distribution Plan Fees may be paid as compensation for activities and/or expenses primarily intended to result in the sale of Investor Class shares of the Fund, including, but not limited to: (i) compensation to, and expenses (including overhead and telephone expenses) of, underwriters, dealers, brokers, banks and other selling entities (including the Distributor) and sales and marketing personnel or any of them for printing of prospectuses and reports for other than existing shareholders and the preparation, production and dissemination of sales, marketing and shareholder servicing materials information of the Company relating to the Fund; (ii) compensating underwriters, dealers, brokers, banks and other financial institutions who aid in the processing of purchase or redemption requests for shares or the processing of dividend payments with respect to shares, who provide information periodically to shareholders showing their positions in shares, who forward communications from the Company to shareholders, who render ongoing advice concerning the suitability of particular investment opportunities offered by the Company in light of the shareholders' needs, who respond to inquiries from shareholders relating to such services, or who train personnel in the provision of services; and (iii) services qualifying for the payment of "service fees" under the rules of the National Association of Securities Dealers, Inc.

The Distribution Plan Fees may also be paid as compensation for activities and/or expenses for administrative services to the shareholders of the Company, which may include (and are in addition to any such general services provided to shareholders as a whole): (i) transfer agency and sub-transfer agent services for beneficial owners of shares, (ii) aggregating and processing purchase and redemption orders of shareholders, (iii) providing beneficial owners of shares who are not record owners with statements showing their positions in Fund shares, (iv) processing dividend payments for shares held beneficially, (v) providing sub-accounting services for shares held beneficially, (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners of shares who are not record owners and (vii) receiving, tabulating and transmitting proxies executed by beneficial owners of shares who are not record owners.

If approved, the Distribution Plan will continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually by votes of the majority of both (a) the Directors of the Company and (b) the Independent Directors of the Company cast in person at a meeting called for the purpose of voting on continuance of the Distribution Plan.

Under the Distribution Plan or any related agreement, any person authorized to direct the disposition of monies paid or payable by the Company will be required to provide to the Directors of the Company, and the Directors will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

The Distribution Plan may be terminated at any time as to the Fund's Investor Class by vote of a majority of the Independent Directors, or by vote of a majority of the outstanding voting securities of the Fund's Investor Class (as defined in the 1940 Act).

Under the Distribution Plan, all agreements with any person relating to implementation of the Distribution Plan with respect to the Fund's Investor Class will be in writing, and any agreement related to the Distribution Plan with respect to the Fund's Investor Class will provide (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Directors, or by vote of a majority of the outstanding voting securities of the Fund's Investor Class (as defined in the 1940 Act), on not more than 60 days' written notice to any other party to the agreement and (b) that such agreement shall terminate automatically in the event of its assignment. Any change in the Distribution Plan that would materially increase the cost to the shares of the Fund's Investor Class to which the Distribution Plan relates requires approval by the shareholders of the Fund's Investor Class. All material amendments to the Distribution Plan requires a vote of the Directors of the Company, including a majority of the Independent Directors, cast in person at a meeting called for such purpose.

The foregoing discussion of the Distribution Plan is qualified in its entirety by the full text of the form of the Distribution Plan attached as Exhibit A to this Proxy Statement.

Comparison  of the Current  and  Proposed  Arrangements

The Company currently maintains a Shareholder Services Plan pursuant to which the Fund may pay on an annual basis up to 0.35% of its average daily net assets for certain shareholder services. The Company proposes to adopt the Distribution Plan, pursuant to which the Fund's Investor Class may pay on an annual basis up to 0.25% of its average daily net assets as service and distribution fees, and to reduce the amount payable by the Fund's Investor Class under the Shareholder Services Plan on an annual basis up to 0.10% of its average daily net assets.

The major differences between the proposed Distribution Plan and the Shareholder Services Plan include:

1. The Shareholder Services Plan authorizes the Company to pay fees only for services rendered and expenses borne in connection with the provision of shareholder services (which are in addition to any general services provided to the Fund as a whole), but the Distribution Plan authorizes the Company, on behalf of the Fund, to pay fees for services rendered and expenses borne in connection with the provision of any or all of (i) activities or expenses primarily intended to result in the sale of the Fund's Investor Class, (ii) shareholder services to the Fund's Investor Class (which are in addition to any general services provided to the Fund's Investor Class as a whole) and (iii) personal services to the Company's shareholders and/or for the maintenance of shareholder accounts; and

2. The Distribution Plan may be terminated at any time as to the Fund's Investor Class by vote of a majority of the outstanding voting securities of the Fund's Investor Class (as defined in the 1940 Act).

                             Fund Fees and Expenses

Set forth below are tables describing the current fees and expenses of the Fund's Investor Class and the proposed changes to the fees and expenses.

Current Fund Expenses
---------------------------- --------------------------------------------------
Shareholder Fees                            The Small Capitalization Equity Fund
(fees paid directly from your investment)               (Investor Class)
----------------------------- --------------------------------------------------
Redemption Fee1                                                   None
----------------------------- --------------------------------------------------
Transaction Fee2                                                   0.25%
----------------------------- --------------------------------------------------
Maximum Account Fee3                                              10.00
----------------------------- --------------------------------------------------
Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)4
----------------------------- --------------------------------------------------
Management Fee                                                    1.05%
----------------------------- --------------------------------------------------
Distribution and Service (12b-1) Fees                             0.00%
----------------------------- --------------------------------------------------
Other Expenses                                                    0.93%
----------------------------- --------------------------------------------------
Total Annual Fund Operating Expenses                              1.98%
----------------------------- --------------------------------------------------
Fee Waiver5                                                       0.53%
----------------------------- --------------------------------------------------
Net Expenses                                                      1.45%
---------------------------- --------------------------------------------------
1 If you redeem your shares by mail there is a $1.00 charge. If you choose to receive the proceeds from your redemption via wire transfer, there is an $8.00 charge. There is no wire transfer fee for transfers involving an omnibus account of a broker-dealer or other entity that has an agreement with Forward Funds, Inc. or its distributor to service shareholders. There is no charge for transactions effected via the Internet or ACH transfers by phone or Internet.

2 For the Investor class shares, there is a 0.25% transaction fee based on the amount purchased. If you maintain your account with us through a broker-dealer or other financial institution, the fee will be charged only when you redeem shares and would be based on the amount redeemed; all other investors pay the fee at the time they purchase shares. This fee is applied directly against transaction costs incurred by the Fund. It is not applied to reinvested dividends or capital gains distributions.

3 Shareholders who elect to receive cash dividends will pay a $10.00 annual account administration fee which is deducted out of dividends. If the cash dividend is less than the account administration fee then shares are sold from your account to make up the difference. This allows us to allocate administrative costs in a fair manner among shareholders. You may avoid this fee by electing to reinvest your dividends in Fund shares.

4 These expenses are paid directly out of the Fund's assets. Expenses are factored into the share price or dividends and are not charged directly to shareholder accounts.

5 The Fund's Investment Adviser has contractually agreed to reimburse the Investor class shares of the Fund for certain expenses incurred during the current fiscal year.

                             Proposed Fund Expenses
                                  (Pro Forma)
----------------------------- --------------------------------------------------
Shareholder Fees                            The Small Capitalization Equity Fund
(fees paid directly from your investment)             (Investor Class)
----------------------------- --------------------------------------------------
Redemption Fee6                                                   None
----------------------------- --------------------------------------------------
Transaction Fee7                                                   0.25%
----------------------------- --------------------------------------------------
Maximum Account Fee8                                              10.00
----------------------------- --------------------------------------------------
Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)9
----------------------------- --------------------------------------------------
Management Fee                                                    1.05%
----------------------------- --------------------------------------------------
Distribution and Service (12b-1) Fees10                            0.25%
----------------------------- --------------------------------------------------
Other Expenses                                                    0.68%
----------------------------- --------------------------------------------------
Total Annual Fund Operating Expenses                              1.98%
---------------------------- --------------------------------------------------
Fee Waiver11                                                      0.53%
----------------------------- --------------------------------------------------
Net Expenses                                                      1.45%
----------------------------- --------------------------------------------------
6 If you redeem your shares by mail there is a $1.00 charge. If you choose to receive the proceeds from your redemption via wire transfer, there is an $8.00 charge. There is no wire transfer fee for transfers involving an omnibus account of a broker-dealer or other entity that has an agreement with Forward Funds, Inc. or its distributor to service shareholders. There is no charge for transactions effected via the Internet or ACH transfers by phone or Internet.

7 For the Investor class shares, there is a 0.25% transaction fee based on the amount purchased. If you maintain your account with us through a broker-dealer or other financial institution, the fee will be charged only when you redeem shares and would be based on the amount redeemed; all other investors pay the fee at the time they purchase shares. This fee is applied directly against transaction costs incurred by the Fund. It is not applied to reinvested dividends or capital gains distributions.

8 Shareholders who elect to receive cash dividends will pay a $10.00 annual account administration fee which is deducted out of dividends. If the cash dividend is less than the account administration fee then shares are sold from your account to make up the difference. This allows us to allocate administrative costs in a fair manner among shareholders. You may avoid this fee by electing to reinvest your dividends in Fund shares.

9 These expenses are paid directly out of the Fund's assets. Expenses are factored into the share price or dividends and are not charged directly to shareholder accounts.

10 These are Distribution Plan expenses pursuant to which up to 0.25% of the Fund's Investor Class' average daily net assets may be used to pay shareholder servicing and distribution fees. The Distribution Plan in part replaces a Shareholder Servicing Plan pursuant to which up to 0.35% of the Fund's Investor Class' average net assets could be used to pay shareholder servicing fees. The Shareholder Servicing Plan will continue at an annual rate of 0.10% of the Fund's Investor Class' average net assets. (This Note 10 relates to Proposal Number 1 herein).

11 The Fund's Investment Adviser has contractually agreed to reimburse the Investor class shares of the Fund for certain expenses incurred during the current fiscal year.

                                    Example

The purpose of this example is to help you understand the costs of investing in the Fund under the current fee structure with the costs of investing in the Fund under the proposed (Pro Forma) fee structure.

The example assumes that you invest $10,000 in the Investor class shares of the Small Capitalization Equity Fund for the periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's total annual Fund operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Current Fund  Expenses:                      Proposed (Pro Forma)Fund Expenses:

1 Year            $173                            1  Year          $173
3 Years           $595                            3  Years         $595
5 Years           $1,044                          5  Years         $1,044
10 Years          $2,289                          10 Years         $2,289

You would pay the following expenses if you did not redeem your shares in the Fund*:

Current Fund Expenses:                      Proposed (Pro Forma) Fund Expenses:

1 Year            $148                            1  Year          $148
3 Years           $570                            3  Years         $570
5 Years           $1,019                          5  Years         $1,019
10 Years          $2,264                          10 Years         $2,264

* The examples above include imposition of the transaction fee and incorporate the contractual fee waiver in place for the Fund for its current fiscal year.

[r] Director Action; Required Shareholder Vote

At a Meeting held on February 25, 1999, the Directors of the Company voted unanimously to approve the Distribution Plan with respect to the Fund's Investor Class. If the shareholders of the Fund's Investor Class approve the Distribution Plan at the Special Meeting of Shareholders, the Distribution Plan will become effective with respect to the Fund's Investor Class on or about such date.

The required vote for approval of the Distribution Plan with respect to the Fund's Investor Class is the lesser of (1) 67% of the shares of the Fund's Investor Class represented at the Meeting if more than 50% of the shares of the Fund's Investor Class are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund's Investor Class. If shareholders of the Fund's Investor Class do not approve the Distribution Plan, the Shareholder Services Plan will remain in effect with respect to the Fund's Investor Class.

  THE DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE
     FUND'S INVESTOR CLASS VOTE TO APPROVE THE PROPOSED DISTRIBUTION PLAN.

PROPOSAL 2:

TO APPROVE OR DISAPPROVE A PROPOSAL WHICH WOULD AUTHORIZE THE BOARD OF DIRECTORS TO REPLACE OR APPOINT INVESTMENT SUB-ADVISERS FOR THE FUND WITHOUT THE NECESSITY OF SEEKING SHAREHOLDER APPROVAL.

Approval of this Proposal would permit the Board of Directors to replace or appoint investment sub-advisers for the Fund without obtaining shareholder approval of the Fund's shareholders. This Proposal is being submitted to the shareholders of the Fund for approval as required by the terms of an exemptive application to be filed with the Securities and Exchange Commission (the "SEC") and will not become effective with respect to the Fund unless and until (1) the SEC has granted the relief requested in the exemptive application and (2) this Proposal has been approved by a majority vote of the Fund's shareholders.

If approved, it is anticipated that the implementation of this Proposal will enable the Company to achieve a higher degree of management efficiency and will reduce the need for costly and perfunctory shareholder meetings. If shareholders approve this Proposal, and an SEC order is obtained, the Board would be able, upon the recommendation of Webster, and without shareholder approval, to replace an investment sub-adviser and/or appoint additional sub-advisers to the Fund, and to utilize investment sub-advisory agreements for the Fund whose terms are different from those currently used by the Company.

The Investment  Management Structure

Webster serves as the investment adviser to the Fund and, as a registered investment adviser, has engaged the services of a sub-adviser to manage the day-to-day investment activities of the Fund.

Subject to the general supervision of the Company's Board of Directors and in accordance with the investment objective, policies and restrictions of the Fund, Webster has the authority to manage the Fund and to make decisions with respect to, and place orders for, all purchases and sales of the Fund's securities. It also provides the Fund with ongoing investment guidance and policy direction which involves evaluating the performance of the sub-adviser in light of selected benchmarks and the needs of the Fund, evaluating potential, additional or replacement sub-advisers, recommending changes to the Board where appropriate and reporting to the Board and shareholders on the foregoing matters.

Webster, in turn, has delegated the daily investment decisions to the Fund's sub-adviser. The Fund is managed by a sub-adviser. Subject to the general supervision of the Company's Board of Directors and the Adviser and in accordance with the investment objective, policies and restrictions of the Fund, the sub-adviser manages the Fund and makes decisions with respect to, and place orders for, all purchases and sales of the Fund's securities.

SEC Exemptive Relief

Section 15(a) of the 1940 Act requires that all contracts pursuant to which persons serve as investment advisers to investment companies be approved by shareholders. As interpreted, this requirement applies to the appointment of investment sub-advisers to the Fund of the Company for which Webster currently or in the future acts as an investment adviser. The SEC has previously granted exemptions from the shareholder approval requirements for funds that operate within a similar investment management structure and, therefore, the Company will apply for such an exemption. If the SEC approves the Company's application and shareholders approve this Proposal, the Board, without shareholder approval, would be able to appoint additional or replacement sub-advisers without having to unnecessarily seek shareholder acquiescence. [r] If, however, either the SEC does not approve the Company's exemptive application or shareholders of the Fund do not approve Proposal 1 herein, the Board may not appoint additional or replacement sub-advisers without prior shareholder approval. [r] The Board would not, however, be able to replace the Adviser without receiving shareholder approval, as required by the 1940 Act and applicable regulations governing mutual fund advisory contracts. There can be no assurance that the exemptive order will be granted.

Director Considerations

This Proposal is intended to facilitate the efficient operation of the current investment management structure of the Company, afford the Company increased management flexibility and allow the Adviser to perform to the fullest extent the principal functions the Company is paying the Adviser to perform with respect to the investment sub-adviser - continuously monitoring the performance of the sub-adviser and, from time to time, recommending that the Board replace sub-advisers or appoint additional sub-advisers, depending on the Adviser's assessment of the sub-adviser's performance and the probability of such investment sub-adviser achieving the Fund's investment objective. The Board would make the decision as to whether a sub-adviser should be replaced or additional sub-advisers appointed without necessitating a shareholder meeting in each instance. In addition, the Proposal, if approved, would avoid the need to seek shareholder approval of new investment sub-advisory agreements when an agreement has been terminated as a result of a change in control of a sub-adviser. While there is no way of knowing exactly how often the Adviser may recommend, and the Board approve, the termination and replacement of a particular sub-adviser, or the selection of an additional sub-adviser, each of which would typically require a shareholder meeting, industry practice has shown that the use of sub-advisers results in more frequent shareholder meetings than would otherwise be the case. Because shareholder meetings result in substantial costs to shareholders which could reduce the desired benefits of the investment management structure, the Board believes that approval of this Proposal would benefit shareholders.

In reaching this conclusion the Directors compared the costs of shareholder meetings against the benefits of shareholder scrutiny of proposed contracts with additional or replacement sub-advisers. The Directors considered in their analysis that, even in the absence of shareholder approval, any proposal to add or replace a sub-adviser would receive careful review. First, the Adviser would assess the Fund's needs and, if it believed additional or replacement sub-advisers could benefit the Fund, would methodically search the relevant universe of available investment managers. Second, any recommendations made by the Adviser would have to be approved by a majority of the Board, including a majority of the "Independent Directors" of the Company. Finally, any selections of additional or replacement sub-advisers would have to comply with conditions in the SEC exemptive order, if it is granted. In seeking the exemptive order, the Company, among other things, would: (i) agree to disclose its ability to hire and fire sub-advisers without shareholder approval; (ii) provide quarterly information to the Board about the Adviser's profitability and the impact of hiring and firing any such sub-adviser on profitability; and (iii) furnish information to shareholders within a certain period of time about any new sub-advisers hired.

Required  Shareholder Vote

The required vote for approval of the Proposal with respect to the Fund is the lesser of (1) 67% of the shares of the Fund represented at the Meeting if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund. If a majority of the Fund's shareholders do not approve this Proposal and if the SEC does not grant the relief requested in the exemptive application then the current arrangement for replacing and appointing sub-advisers will remain in place.

  THE DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF THE FUND OF THE
                        COMPANY VOTE FOR THIS PROPOSAL.

ADDITIONAL INFORMATION

Information About the Company

The  Company  is  a  diversified,   open-end   management   investment   company
incorporated in Maryland on October 3, 1997. The Company is a series type company with six investment portfolios. The address of the Company is 433 California Street, Suite 1010, San Francisco, California 94104.

Information About the Adviser, Sub-Adviser, Administrator and Distributor

Webster is the investment adviser of the Fund. The Fund's investment portfolio is managed on a day-to-day basis by the Fund's sub-adviser, under the general oversight of Webster and the Board of Directors of the Company. The address of Webster is 433 California Street, Suite 1010, San Francisco, California 94104. Hoover Capital Management, LLC, 655 Montgomery Street, Suite 800, San Francisco, California 94111, is the sub-adviser to the Fund.

First Data Investor Services Group, Inc. provides administration services for the Fund and First Data Distributors Inc. acts as the principal underwriter of the Company's shares. The address of First Data Investor Services Group, Inc. and First Data Distributors, Inc. is 4400 Computer Drive, Westborough, Massachusetts 01581.

Shareholders as of the Record Date

As of the Record Date, the following persons owned of record or beneficially more than five percent of the outstanding shares of the Fund:

--------------------- ---------------------------- ----------------------------
                   Name and Address
                   of Beneficial      Amount and Nature of
Fund/Classes       Owners             Beneficial Ownership  Percentage of Shares
--------------------- ---------------------------- ----------------------------


The Small Capitalization Equity Fund


o Investor Class                            --               --              --

o Institutional Class
         Charles Schwab & Company, Inc.     2,621,560.307     63.57%
         Attn: Mutual Funds
         101 Montgomery Street
         San Francisco, CA  94104-4122

         Fox & Co.                          914,167.285       22.16%
         P.O. Box 976
         New York, NY  01268

         Muir & Co.                         232,464.433       5.63%
         C/O Frost National Bank
         P.O. Box 2479
         San Antonio, TX  78298-2479


As of June 11, 1999, the officers and Directors of the Company as a group owned less than 1% of the shares of the Fund.

Other Matters

One-third or 33.3% of the Fund's Investor Class of shares (Proposal 1) and the Fund's aggregate shares (Proposal 2) outstanding on the Record Date, present in person or represented by proxy, constitutes a quorum with respect to the Fund for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of a Proposal for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count all shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote) for purposes of determining the presence of a quorum. Assuming the presence of a quorum for a Fund, abstentions and broker non-votes have the effect of a negative vote on a Proposal.

With respect to the Fund's Investor Class of shares and the Fund's aggregate shares, in the event that a quorum is not present for purposes of acting on a Proposal, or if sufficient votes in favor of a Proposal are not received by July 27, 1999, the persons named as proxies may vote on those matters for which a quorum is present and as to which sufficient votes have been received and may propose one or more adjournments of the Meeting with respect to the Fund to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or represented by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal.They will vote against any such adjournment those proxies required to be voted against the Proposal and will not vote any proxies that direct them to abstain from voting on such Proposal.

Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present are the Proposals mentioned in the Notice of Special Meeting of Shareholders. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

Shareholder Proposals  at Future  Meetings

The Fund does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Fund must be received by the Company at a reasonable time before the Company's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.




June 30, 1999

                                                                       EXHIBIT A


                               FORWARD FUNDS, INC.

                 SERVICE AND DISTRIBUTION PLAN UNDER RULE 12b-1


         Forward Funds, Inc. (the "Company") is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "Act"). This Plan relates to the shares of each of the portfolios of the Company identified in Appendix A hereto (each, a "Portfolio"). Appendix A may be amended from time to time as provided herein.

         Section 1. This Plan authorizes the Company to pay to one or more persons or entities (which may but need not be affiliated with the Company or any or its investment advisers or other service providers), pursuant to agreements executed on behalf of the Company, fees ("Fees") for services rendered and expenses borne in connection with the provision of shareholder services or distribution services with respect to the shares of the Company. On an annual basis, the aggregate amount of Fees with respect to each Portfolio paid under this Plan shall not exceed 0.25% of the Portfolio's average daily net assets attributable to its shares.

         Section 2. The Fees may be paid by the Company under this Plan for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of shares of the Company and for servicing accounts of holders of shares. The scope of the foregoing shall be interpreted by the Board, whose decision shall be conclusive except to the extent it contravenes established legal authority. Without in any way limiting the discretion of the Board, the Fees may be paid for the following:

activities primarily intended to result in the sale of shares of the Company, including, but not limited to (i) compensation to, and expenses (including overhead and telephone expenses) of, underwriters, dealers, brokers, banks and other selling entities (including the Distributor) and sales and marketing personnel of any of them for printing of prospectuses and reports for other than existing shareholders of a Portfolio and the preparation, production and dissemination of sales, marketing and shareholder servicing materials information of the Company; and (ii) compensating underwriters, dealers, brokers, banks and other financial institutions who aid in the processing of purchase or redemption requests for shares or the processing of dividend payments with respect to shares, who provide information periodically to shareholders showing their positions in a Portfolio's shares, who forward communications from the Company to shareholders, who render ongoing advice concerning the suitability of particular investment opportunities offered by the Company in light of the shareholders' needs, who respond to inquiries from shareholders relating to such services, or who train personnel in the provision of services; administrative services to the shareholders of the Company, which may include (and are in addition to any such general services provided to a Portfolio as a whole): (i) transfer agency and sub-transfer agent services for beneficial owners of shares, (ii) aggregating and processing purchase and redemption orders of shareholders, (iii) providing beneficial owners of shares who are not record owners with statements showing their positions in the Portfolio, (iv) processing dividend payments for shares held beneficially, (v) providing sub-accounting services for shares held beneficially, (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners of shares who are not record owners and (vii) receiving, tabulating and transmitting proxies executed by beneficial owners of shares who are not record owners; and

additional personal services to the Company's shareholders and/or for the maintenance of shareholder accounts and any other services qualifying for the payment of "service fees" under the rules of the National Association of Securities Dealers, Inc.

         Section 3. This Plan and each related agreement must be approved by a majority of the Board ("Board Approval") and by a majority of the Directors who are not interested persons of the Company ("Disinterested Director Approval") and have no direct or indirect financial interest in the operation of this Plan or any such agreement, by vote cast in person at a meeting called for the purposes of voting on such agreement. All determinations or authorizations of the Board hereunder shall be made by Board Approval and Disinterested Director Approval. Each agreement relating to the implementation of this Plan must contain the provisions required by Rule 12b-1 under the Act.

         Section 4. The officers, investment adviser or Distributor of the Company, as appropriate, shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such payments were made.

         Section 5. To the extent any activity is covered by Section 2 and is also an activity which the Company may pay for on behalf of a Portfolio without regard to the existence or terms and conditions of a plan of distribution under Rule 12b-1 of the Act, this Plan shall not be construed to prevent or restrict the Company from paying such amounts outside of this Plan and without limitation hereby and without such payments being included in calculation of Payments subject to the limitation set forth in Section 1.

         Section 6. This Plan shall not take effect with respect to any Portfolio until it has been approved by a vote of at least a majority of the outstanding voting securities of the Portfolio, unless this Plan is adopted prior to any public offering of the voting securities of that Portfolio or the sale of such securities to persons who are not affiliated persons of that Portfolio, affiliated persons of such persons, promoters of that Portfolio or affiliated persons of such promoters. This Plan shall be deemed to have been effectively approved with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio votes for the approval of the Plan.

         Section  7.  This  Plan  may not be  amended  in any  material  respect
(including any amendment to add a Portfolio to Appendix A) without Board Approval and Disinterested Director Approval and may not be amended to increase materially the amount to be spent for distribution hereunder without such approvals and further approval by a vote of at least a majority of the outstanding shares of the Company.

         Section 8. This Plan may continue in effect for longer than one year after its approval by the shareholders of the Company only as long as such continuance is specifically approved at least annually by Board Approval and by Disinterested Director Approval, cast in person at a meeting called for the purpose of voting on this Plan.

         Section 9. This Plan may be terminated at any time by a vote of the Directors who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Plan or any agreement related to the implementation of the Plan, cast in person at a meeting called for the purposes of voting on such termination, or by a vote of at least a majority of the outstanding shares of the Company.

         Section 10. While this Plan is in effect, the selection and nomination of Directors who are not interested persons of the Company shall be committed to the discretion of the Directors who are not such interested persons.

         Section 11. As used in this Plan, the terms "interested person" and "related agreement" shall have the meanings ascribed to them in the Act and the rules adopted by the Securities and Exchange Commission ("SEC") thereunder and the term "vote of a majority of the outstanding shares" of the Company shall mean the lesser of the 67% or the 50% voting requirements specified in clauses
(A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the SEC.

APPENDIX A

THE INTERNATIONAL EQUITY FUND

THE U.S. EQUITY FUND

THE GLOBAL BOND FUND

THE GLOBAL ASSET ALLOCATION FUND

THE REAL ESTATE INVESTMENT FUND

THE SMALL CAPITALIZATION EQUITY FUND

PLEASE MARK VOTES
AS IN THIS EXAMPLE
[x]

------------------------------------------------------------------
                              FORWARD FUNDS, INC.
------------------------------------------------------------------

1.       To approve a proposed Distribution Plan
       (Investor Class, only):

For                      Against        Abstain
---                      ---            ---

2. To approve implementation of a structure for the Company which would permit the Board of Directors to replace or appoint investment sub-advisers for the Fund without the necessity of seeking shareholder approval (Investor Class and Institutional Class):

For                       Against       Abstain
---                       ---           ---

3. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof:

For                       Against       Abstain
---                       ---           ---


Mark box at right if an address change or comment has been noted on the reverse side of ___ this card.

RECORD DATE SHARES:


DATE:


SIGNATURE:

                              FORWARD FUNDS, INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS

The undersigned hereby appoints Ronald Pelosi, Julie Tedesco and Jeffrey Steele, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Forward Funds, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of Webster Investment Management Company, LLC, 433 California Street, Suite 1010, San Francisco, California 94104, on July 27, 1999 at 10:00 a.m., San Francisco time, and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Any one of the above referenced proxies present and acting at the Special Meeting in person shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.


This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and in the discretion of the proxy holder as to any other matter that may properly come before the Special Meeting. Please refer to the Proxy Statement for a discussion of the Proposals.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name(s) appear(s) on the books of Forward Funds, Inc. If joint owners, either may sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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